CONSOLIDATED NATURAL GAS SERVICE COMPANY, INC.   Exhibit II

                            Methods of Allocation

Method of Allocating Cost among companies receiving service under this and similar service contracts with Consolidated Natural Gas Service Company, Inc.

1. The costs of rendering service by the Service Corporation will include all costs of doing business including interest on debt but excluding a return for the use of equity capital for which no charge will be made to System companies.

2. (a) The Service Corporation will maintain a separate record of the expenses of each department. The expenses of each department will include:

         (i) those expenses that are directly attributable to such department, and

        (ii) an appropriate portion of those office and housekeeping expenses that are not directly attributable to a department but which are necessary to the operation of such department.

    (b) Expenses of the department will include salaries and wages of employees, rent and utilities, materials and supplies, depreciation, and all other expenses attributable to the department excluding, however, employee welfare expenses. The expenses of a department will not include:

         (i) those incremental out-of-pocket expenses that are incurred for the direct benefit and convenience of an individual company or group of companies;

        (ii) Service Corporation overhead expenses, including expenses of the corporate secretary's department that are attributable to maintaining the corporate existence of the Service Corporation, franchise and other general taxes, employee welfare expenses, and all other incidental overhead expenses including those auditing fees, internal auditing department expenses and accounting department expenses attributable to the Service Corporation.

    (c) The Service Corporation will establish annual budgets for controlling the expenses of each department and for determining estimated costs to be included in interim monthly billing.

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                CONSOLIDATED NATURAL GAS SERVICE COMPANY, INC.   Exhibit II
                                                                 (Continued)

                            Methods of Allocation

3.  (a) Employees in each department will be divided into two classes:

         (i) Those employees rendering service to System companies, and

        (ii) Those office and general service employees, such as secretaries, stenographers, telephone operators and file clerks, who generally assist employees in Class A or render other housekeeping services and who are not engaged directly in rendering service to each Company or a group of companies.

    (b) Expenses set forth in Section 2 above (which exclude sickness and disability benefits, paid absences, and other welfare expenses) will be separated to show:

         (i) salaries and wages of Class A employees, and
        (ii) all other expenses of the department.

    (c) There will be attributed to each dollar of a Class A employee's salary or wage, that percentage of all other expenses of his department (as defined in (b) above), that his salary or wage is to the total Class A salaries and wages of that department.

    (d) Class A employees in each department will maintain a record of the time they are employed in rendering service to each company or group of companies. An hourly rate will be determined by dividing the total expense attributable to a Class A employee as determined under subsection (c) above by the productive hours reported by such employee.

4. The charge to the Company for a particular service will be determined by multiplying the hours reported by Class A employees in rendering such service to each Company by the hourly rates applicable to such employees. When such employees render service to a group of companies, the charge to each Company will be determined by multiplying the hours attributable to the Company under the allocation formulas set forth in
    Section 9 of this Exhibit by the hourly rates applicable to such employees.

5. To the extent appropriate and practical, the foregoing computations of hourly rates and charges may be determined for groups of employees within reasonable salary range limits.

6. Those expenses of the Service Corporation that are not included in the annual expense of a department under Section 2 above will be charged to System companies receiving service as follows:



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                CONSOLIDATED NATURAL GAS SERVICE COMPANY, INC.   Exhibit II
                                                                 (Continued)
                            Methods of Allocation

    (a) Incremental out-of-pocket costs incurred for the direct benefit and convenience of a company or group of companies will be charged directly to such company or group of companies. Such costs incurred for a group of companies will be allocated on the basis of an appropriate formula.

    (b) Service Corporation overhead expenses referred to in Section 2 above will be charged to the Company in the proportion that the charges made to the Company for costs, other than those set forth in this Section 6, are to the total of such charges to all companies receiving service.

7. Notwithstanding the foregoing basis of determining cost allocations for billing purposes, cost allocations for certain services involving machine operations and production units will be determined on an appropriate basis established by the Service Corporation relating to the direct use of machine equipment or production units.

8. Monthly bills will be issued for the services rendered to the Company on an estimated basis. Such estimate will normally be predicated on service department budgets and estimated productive hours of employees for the year. At the end of each year, estimated figures will be revised to reflect actual experience during such year and adjustments will be made in amounts billed to give effect to such revision.

9. When Class A employees render services to a group of companies, the following formulas shall be used to allocate the time of such employees to the individual companies receiving such service:

    (a) Department formulas to be used when employees render services to all companies participating in such service, for the services indicated:

    Service Department
       or Function                         Basis of Allocation

    Computer Services         The number of residential and commercial
    (Revenue System)          customers at the end of the preceding
                              calendar year.

    Employee Benefits         The number of employee and annuitant accounts
                              as of the preceding December 31st.

    Human Resources           The number of employees as of the preceding
                              December 31st.



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                                                               Exhibit II
                                                               (Continued)

                CONSOLIDATED NATURAL GAS SERVICE COMPANY, INC.

                            Methods of Allocation

    Service Department
       or Function                      Basis of Allocation

    Corporate Planning        Total investment in utility plant (as defined
                              by FERC and State Commissions) booked at preceding December 31st.

    Risk Management           Insurance premiums for the preceding year
                              ended December 31st.

    Market Development        Gross revenues from the sale of natural gas
                              excluding intercompany sales booked during the preceding year ended December 31st.

    Rates Total regulated company operating expenses, excluding purchase gas expense, other purchased products and royalties, for the preceding year ended December 31st.

    Research Gross revenues from the sale of natural gas, including intercompany sales, booked during the preceding year ended December 31st.

    Business and Operations   Throughput volumes for CNG Affiliates for the
    Services                  preceding year ended December 31st.

    Tax The sum of the total income and total deductions as reported for Federal Income Tax purposes on the last return filed.

    Corporate Secretary/      The weighted average the previous three
    Investor Relations        years of total service company billings.

    (b) Formulas to be used in the absence of a department formula or when service rendered by employees is for a different group of companies than those companies regularly participating in such service:

         Company Group        Basis of Allocation

    All companies (includes   Total operating expenses, excluding purchased
     all System Companies     gas expense, other purchased products and
     except Service           royalties, for the preceding year ended
     Company)                 December 31st.

    All operating companies   Operating revenue deductions booked during
                              the preceding year ended December 31st.

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                                                               Exhibit II
                                                               (Concluded)


                CONSOLIDATED NATURAL GAS SERVICE COMPANY, INC.

                            Methods of Allocation

        Company Group                     Basis of Allocation

    All retail companies      Volume of gas sold at retail during the
                              preceding year ended December 31st.


    All wholesale companies   Gross revenues from sales for resale booked
                              during the preceding year ended December
                              31st.

    All companies pur-        Volume of gas purchased from non-affiliated
     chasing gas from non-    pipeline companies during the preceding year
     affiliated companies     ended December 31st.

    All companies purchasing  Volume of gas purchased from individual
     gas from an individual   pipeline company during the preceding year
     non-affiliated pipeline  ended December 31st.
     company

    All companies having      Gross investment in transmission plant
     transmission lines       booked at preceding December 31st.

    All production companies  Production plant budget for the current year of allocation.

    Appalachian production    Gross investment in Appalachian production
     companies                plant booked at preceding December 31st.

    All storage companies     Gross investment in storage plant, excluding
                              non-current inventory, booked at preceding
                              December 31st.

   All Companies/            The weighted average of the previous three
     Shareholder Activities  years of total Service Company billings.

    (c) If the use of a basis of allocation would result in an inequity because of a change in operations or organization then the Service Corporation may adjust the basis to effect an equitable distribution.





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